UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 31, 2021

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Salisbury Bancorp, Inc.

(Exact name of registrant as specified in its charter)

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Connecticut (State of other jurisdiction of incorporation)	000-24751 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039 (Zip Code)
Registrant’s telephone number, including area code: (860) 435-9801

(Former name or former address, if changed since last report) ________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value per share	SAL	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2021, Salisbury Bancorp, Inc. (the “Company”), the holding company for Salisbury Bank and Trust Company (the “Bank”), completed the issuance of $25.0 million in aggregate principal amount of 3.50% Fixed to Floating Rate Subordinated Notes due 2031 (the “Notes”) in a private placement transaction to various institutional “accredited investors” as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and certain “qualified institutional buyers,” as such term is defined in Rule 144A promulgated by the SEC under the Securities Act. The Notes were issued by the Company pursuant to a Subordinated Note Purchase Agreement, dated March 31, 2021 (the “Note Purchase Agreement”), between the Company and each of the purchasers in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D (the “Private Placement”).

The Company intends to use the proceeds of the offering for general corporate purposes, which may include the redemption of existing subordinated debt. The Notes have been structured to qualify as Tier 2 capital for regulatory capital purposes, subject to applicable limitations.

The Notes have a maturity date of March 31, 2031 and bear interest at an annual rate of 3.50% per annum, from and including the Closing Date to, but excluding March 31, 2026 or the earlier redemption date, payable quarterly in arrears. From and including March 31, 2026 to, but excluding the maturity date or earlier redemption date, a floating per annum rate expected to be equal to the then current three-month term SOFR plus 280 basis points, provided, however, that in the event three-month SOFR is less than zero, three-month term SOFR shall be deemed to be zero, payable quarterly in arrears. Interest on the Subordinated Notes will be payable on March 31, June 30, September 30 and December 31 of each year to, but excluding, March 31, 2026 or the earlier redemption date, at the rate of 3.50%, and quarterly thereafter on March 31, June 30, September 30 and December 31 of each year to, but excluding, the maturity date or earlier redemption date at the floating rate. The first interest payment will be made on June 30, 2021.

The notes are redeemable, without penalty, on or after March 31, 2026 and, in certain limited circumstances, prior to that date. As more completely described in the Notes, the indebtedness as evidenced by the Notes, including principal and interest, is unsecured and subordinate and junior in right of the Company’s payments to general and secured creditors and depositors of the Bank. The Notes also contain provisions with respect to redemption features and other matters pertaining to the Notes.

The form of Note and the form of Note Purchase Agreement are filed with this Current Report on Form 8-K as Exhibits 4.1 and 10.1 respectively and are incorporated herein by reference. The above summaries of the Notes and the Note Purchase Agreement do not purport to be a complete description of such documents and are qualified in their entirety by reference to the documents attached hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On March 31, 2021, the Company issued a press release announcing the completion of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-Kand is incorporated by reference herein.

Section 9.	Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(a)	N/A
(b)	N/A
(c)	N/A
(d)	Exhibits

	4.1	Form of Subordinated Note, dated as of March 31, 2021, issued by Salisbury Bancorp, Inc.
	10.1	Form of Subordinated Note Purchase Agreement, dated as of March 31, 2021, between Salisbury Bancorp, Inc. and each of the Purchasers.
	99.1	Press release dated March 31, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Salisbury Bancorp, Inc.

Date: March 31, 2021	By:	/s/ Richard J. Cantele, Jr. Richard J. Cantele, Jr. President and Chief Executive Officer